EXHIBIT 99.1

healthcare solutions for a new generation SM

3420 fairlane farms road, suite c   ♦   wellington, florida  33414   ♦   561.798.9800 (office)   ♦   561.296.3456 (fax)

NYSE Amex LLC Accepts Plan of Compliance of The Quantum Group, Inc.

WELLINGTON, Fla. (June 3, 2009) – The Quantum Group, Inc. (NYSE Amex: QGP) (the "Company"), announced today that on May 28, 2009, the NYSE Amex LLC (the "Exchange") accepted the Company plan of compliance with respect to its previously disclosed listing deficiency as set forth in Section 1003(a)(iv) of the Exchange Company Guide. The Company was afforded the opportunity to submit a plan of compliance to the Exchange and on April 15, 2009 presented its plan to the Exchange, with subsequent submissions to the plan.  On May 28, 2009, the Exchange notified the Company that it accepted the Company plan of compliance and granted the Company an extension until September 17, 2009, to regain compliance with the continued listing standards.  The Company will be required to provide the Exchange staff with updates in conjunction with the initiatives of the plan of compliance as appropriate or upon the Exchange's request and the Exchange staff will review the Company periodically for compliance with the plan of compliance during the extension period.  Failure to make progress consistent with the plan of compliance or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

About The Quantum Group, Inc.

The Quantum Group is an innovation-driven Healthcare Services Organization (HSO) that provides business process solutions, service chain management, strategic consulting and leading edge technology to the healthcare industry.

Quantum has developed and deployed PWeR™ (www.myPWeR.com), a cutting-edge, patent-pending healthcare technology system that has been designed to bridge the gaps of communication and exchange of patient information throughout the healthcare industry. To date eighteen provisional and one utility patent application have been filed in support of PWeR.  The system can integrate all of the functions a physician/provider, hospital, clinic and related professionals utilize in one patient-centric, web-based platform and falls well within the economic incentives offered by the new $19 billion Stimulus Package for healthcare information technology.  We believe we are positioned to be a catalyst for change as we take aim at the $700 billion inefficiency gap in the United States healthcare industry.

For more information, please visit http://www.QuantumMD.com.

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the Company’s 10-K, 10-Q, 8-K and other filings with the SEC (and amendments thereto) that may cause actual results to materially differ from projections. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements.  Such risk factors include, without limitation, the ability of the Company to properly execute its business model, to raise substantial and immediate additional capital to implement its business model, to attract and retain executive, management and operational personnel,  to continue growing its patient base, to negotiate favorable current debt and future capital raises, to negotiate favorable agreements with a diversified provider base and to continue to supply the services needed by its HMO clients as well as physician clients.  The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

RedChip Companies

Dave Gentry:  407.644.4256 x104

dave@redchip.com

or

PR Financial Marketing

Jim Blackman: 713.256.0369

jim@prfmonline.com

or

The Quantum Group, Inc.

Danielle Amodio:  561.798.9800

DAmodio@QuantumMD.com